     As filed with the Securities and Exchange Commission on April 16, 2002.
                                                           Registration No. 333-

                       SECURITIES AND EXCHANGE COMMISSION
                             WASHINGTON, D.C. 20549
                         -------------------------------

                                    FORM S-8
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933
                         -------------------------------

                      INTERNATIONAL MULTIFOODS CORPORATION
             (Exact name of registrant as specified in its charter)

                  DELAWARE                                  41-0871880
         (State or other jurisdiction of                  (I.R.S. Employer
         incorporation or organization)                 Identification No.)

110 CHESHIRE LANE, SUITE 300, MINNETONKA, MINNESOTA           55305
         (Address of Principal Executive Offices)           (Zip Code)

     1997 STOCK-BASED INCENTIVE PLAN OF INTERNATIONAL MULTIFOODS CORPORATION
                            (Full title of the plan)
                         -------------------------------

                             FRANK W. BONVINO, ESQ.
              SENIOR VICE PRESIDENT, GENERAL COUNSEL AND SECRETARY
                      INTERNATIONAL MULTIFOODS CORPORATION
                          110 CHESHIRE LANE, SUITE 300
                        MINNETONKA, MINNESOTA 55305-1060
                     (Name and address of agent for service)

                                 (952) 594-3300
          (Telephone number, including area code, of agent for service)
                         -------------------------------

                         CALCULATION OF REGISTRATION FEE

======================= =================== ==================== ===================== ====================
                                                 Proposed              Proposed
       Title of                                   maximum              maximum
      securities              Amount             offering             aggregate              Amount
        to be                 to be                price               offering          of registration
      registered            registered           per share              price                  fee
----------------------- ------------------- -------------------- --------------------- --------------------
Common Stock
(par value $.10 per        433,411 (1)          $21.783 (1)       $ 9,440,991.81 (1)      $   868.57 (1)
share)                     566,589 (2)          $25.535 (2)       $14,467,850.12 (2)      $ 1,331.04 (2)
                           -------                                --------------          ----------
    Total                  1,000,000                              $23,908,841.93           $2,199.61
======================= =================== ==================== ===================== ====================

(1) Pursuant to Rule 457(h)(1) of the Securities Act of 1933, the filing fee for the 433,411 shares subject to options that have been approved and granted is calculated based upon the weighted average of the various exercise prices for such options.
(2) Estimated solely for the purpose of computing the amount of the registration fee in accordance with Rule 457(h)(1) under the Securities Act of 1933, based upon the average of the high and low prices on the New York Stock Exchange as reported in the consolidated transaction reporting system on April 11, 2002.

                                     PART II

               INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

ITEM 3.  INCORPORATION OF DOCUMENTS BY REFERENCE.

         The following documents which have been filed with the Securities and Exchange Commission by International Multifoods Corporation (the "Company") are incorporated by reference into this registration statement as of their respective dates:

         (a) The Company's Annual Report on Form 10-K for the fiscal year ended March 3, 2001.

         (b) The Company's Quarterly Reports on Form 10-Q for the quarters ended June 2, 2001, September 1, 2001 and December 1, 2001, respectively.

         (c) The Company's Current Reports on Form 8-K and Form 8-KA dated November 13, 2001.

         (d) The description of the Company's Common Stock, par value $.10 per share ("Common Stock"), which is contained in a registration statement filed under the Securities Exchange Act of 1934, as amended (the "Exchange Act"), including any amendment or report filed for the purpose of updating such description.

         All reports and other documents filed by the Company pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, subsequent to the date hereof and prior to the filing of a post-effective amendment which indicates that all securities offered hereby have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated by reference in this registration statement and to be a part hereof from the respective dates of filing such reports and documents.

ITEM 4.  DESCRIPTION OF SECURITIES.

         Not applicable.

ITEM 5.  INTERESTS OF NAMED EXPERTS AND COUNSEL.

         None.

ITEM 6.  INDEMNIFICATION OF DIRECTORS AND OFFICERS.

         Under Section 145 of the Delaware General Corporation Law, the directors and officers of the Company are entitled, under certain circumstances, to be indemnified by it against all expenses and liabilities incurred by or imposed upon them as a result of suits brought against them as such directors and officers, if they act in good faith and in a manner they reasonably believe to be in or not opposed to the best interests of the Company, and, with respect to any criminal action or proceeding, have no reasonable cause to believe their conduct was unlawful, except that no indemnification shall be made against expenses in respect of any claim, issue or matter as to which they shall have been adjudged to be liable to the Company, unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, they are fairly and reasonably entitled to indemnity for such expenses which such court shall deem proper. Any such indemnification may be made by the Company only as authorized in each specific case upon a determination by the stockholders, independent legal counsel or the disinterested directors that indemnification is proper in the circumstances because the indemnitee has met the applicable statutory standard of conduct.

         The Restated Certificate of Incorporation, as amended, and the Bylaws of the Company provide that the officers and directors of the Company and certain others shall be indemnified to the fullest extent permitted or authorized by the Delaware General Corporation Law. The Restated Certificate of Incorporation, as amended, and the Bylaws of the Company also provide that a director shall not be personally liable to the Company or its stockholders for monetary damages for a breach of fiduciary duty as a director, except for liability (1) for any breach of the director's duty of loyalty to the Company or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) under the Delaware statutory provision making directors personally liable for unlawful dividends or unlawful stock repurchases or redemptions, or (4) for any transaction from which the director derived any improper personal benefit.

         The Company has entered into agreements with its directors and executive officers which provide that the Company shall indemnify such persons to the fullest extent authorized by the Delaware General Corporation Law. Such agreements also set forth certain procedures with regard to advances, settlement, maintenance of insurance, notification of claims and defense of claims.

         The Company maintains a standard policy of directors' and officers' liability insurance.

ITEM 7.  EXEMPTION FROM REGISTRATION CLAIMED.

         Not applicable.


ITEM 8.  EXHIBITS.

         23       Consent of KPMG LLP

         24       Power of Attorney

ITEM 9.  UNDERTAKINGS.

         A.       The undersigned registrant hereby undertakes:

                  (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

                           (a) To include any  prospectus  required by section
                  10(a)(3) of the Securities Act of 1933;

                           (b) To reflect in the prospectus any facts or events
                  arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 42(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

                           (c) To include any material information with respect
                  to the plan of distribution not previously disclosed in the registration statement or any material change to such information in this registration statement;

         provided, however, that paragraphs A(1)(a) and A(1)(b) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed with or furnished to the Commission by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in this registration statement.

                  (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at the time shall be deemed to be the initial bona fide offering thereof.

                  (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offerings.

         B. The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in this registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

         C. Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the provisions described in Item 6 hereof, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

                                   SIGNATURES

         Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Minnetonka, State of Minnesota, on April 16, 2002.


                                     INTERNATIONAL MULTIFOODS CORPORATION
                                              (Registrant)

                                     By                *
                                        ----------------------------------------
                                           Gary E. Costley
                                           Chairman of the Board and
                                           Chief Executive Officer


         Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed below by the following persons in the capacities and on the date indicated.


SIGNATURE                   TITLE                                       DATE
         *                  Chairman of the Board and                   April 16, 2002
------------------------    Chief Executive Officer
Gary E. Costley             (Principal Executive Officer)
                            and Director


         *                  Vice President, Finance                     April 16, 2002
------------------------    and Chief Financial Officer
John E. Byom                (Principal Financial Officer)


         *                  Vice President and Controller               April 16, 2002
------------------------    (Principal Accounting Officer)
Dennis R. Johnson


         *                  Director                                    April 16, 2002
------------------------
Claire L. Arnold


         *                  Director                                    April 16, 2002
------------------------
James M. Jenness


         *                  Director                                    April 16, 2002
------------------------
Nicholas L. Reding


         *                  Director                                    April 16, 2002
------------------------
Jack D. Rehm


SIGNATURE                   TITLE                                       DATE


         *                  Director                                    April 16, 2002
-------------------------
Lois D. Rice


         *                  Director                                    April 16, 2002
-------------------------
Richard K. Smucker


         *                  Director                                    April 16, 2002
-------------------------
Dolph W. von Arx


*By /s/ FRANK W. BONVINO
    --------------------------------------
         Frank W. Bonvino
         Attorney-in-Fact

                                  EXHIBIT INDEX


         23       Consent of KPMG LLP

         24       Power of Attorney